Exhibit 99.1

First Foundation Announces 2015 Third Quarter Earnings

•	Completion of public offering provides capital for continued growth

•	Revenue growth in excess of 20%

•	Book value per share up 26% year to date

IRVINE, CA – First Foundation Inc. (NASDAQ: FFWM), a financial services company with two wholly-owned operating subsidiaries, First Foundation Advisors and First Foundation Bank, which collectively provide investment management, wealth planning, consulting, insurance, trust and banking services primarily to high net-worth individuals and businesses, today reported its financial results for the quarter ended September 30, 2015.

“First Foundation continued to deliver positive results in the third quarter while making material investments in our people, products, and technology” said CEO Scott F. Kavanaugh. “I am pleased with the growth opportunities that exist in all areas of the platform.”

Financial Highlights

•	The Company completed a public offering of common stock in August 2015, raising $131 million (net of underwriters discount and offering expenses). The Company used a portion of the proceeds to pay off our $30 million term loan. This offering increased the Company’s share count by approximately 80%, impacting the comparability of the earnings per share results;

•	Net income for the quarter ended September 30, 2015 was $2.8 million, or $0.21 per fully diluted share, as compared to $2.7 million, or $0.32 per fully diluted share for the quarter ended September 30, 2014, an increase of 4%. For the nine months ended September 30, 2015, net income was $8.3 million, or $0.84 per fully diluted share, as compared to $5.4 million, or $0.66 per fully diluted share for the nine months ended September 30, 2014, an increase of 55%;

•	Total revenues, which consist of net interest income and noninterest income, increased by 25% and 22%, respectively, for the quarter and nine months ended September 30, 2015 as compared to the corresponding periods in 2014;

•	Total loans increased by $479 million in the first nine months of 2015, equivalent to an annualized growth rate of 45%;

•	Tangible book value increased from $12.66 per share at December 31, 2014 to $15.96 per share at September 30, 2015; and

•	To support the Company’s continuing growth and to leverage the additional capital raised in the public offering, First Foundation has made significant investments in staffing. As a result, noninterest expenses increased 29% during the third quarter of 2015 when compared to the third quarter of 2014, due primarily to a 27% increase in total employees during 2015; in addition, included in noninterest expenses are $0.3 million of one-time costs related to the Pacific Rim Bank acquisition.

About First Foundation

First Foundation, a financial institution founded in 1990, provides integrated investment management, wealth planning, consulting, insurance, trust and banking services. The Company is headquartered in Irvine, California with offices in Newport Beach, Pasadena, West Los Angeles, Oakland, San Diego, Palm Desert and the Imperial Valley in California, in Las Vegas, Nevada and in Honolulu, Hawaii. For more information, please visit our website at www.ff-inc.com.

Forward-Looking Statements

Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward looking statements contained in this news release and could cause us to make changes to our future plans. Those risks and uncertainties include, but are not limited to, the risk of incurring loan losses, which is an inherent risk of the banking business; the risk that the economic recovery in the United States will stall or will be adversely affected by domestic or international economic conditions and the risk that the Federal Reserve Board will continue to keep interest rates low, any of which could adversely affect our interest income and interest rate margins and, therefore, our future operating results; the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results; and the risk that we do not successfully integrate Pacific Rim Bank’s business and customers or otherwise fail to achieve anticipated business enhancements related to the acquisition. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in Item 1A, entitled “Risk Factors” in our 2014 Annual Report on Form 10-K for the fiscal year ended December 31, 2014 that we filed with the SEC on March 16, 2015, and other documents we file with the SEC from time to time. We urge readers of this news release to review the Risk Factors section of that Annual Report. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release or in the above-referenced 2014 Annual Report on Form 10-K, whether as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact:

John Michel

Chief Financial Officer

First Foundation Inc.

949-202-4160

Email: jmichel@ff-inc.com

FIRST FOUNDATION INC.

CONSOLIDATED BALANCE SHEETS - Unaudited

(in thousands, except share and per share amounts)

	September 30, 2015	December 31, 2014
ASSETS

Cash and cash equivalents	$206,338	$29,692
Securities available-for-sale (“AFS”)	360,559	138,270
Loans held for sale	108,903	—

Loans, net of deferred fees	1,536,005	1,166,392
Allowance for loan and lease losses (“ALLL”)	(11,300)	(10,150)

Net loans	1,524,705	1,156,242

Investment in FHLB stock	17,820	12,361
Deferred taxes	11,969	9,748
Premises and equipment, net	2,397	2,187
Real estate owned (“REO”)	4,492	334
Goodwill and intangibles	2,481	197
Other assets	9,083	6,393

Total Assets	$2,248,747	$1,355,424

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Deposits	$1,321,527	$962,954
Borrowings	660,000	282,886
Accounts payable and other liabilities	9,924	10,088

Total Liabilities	1,991,451	1,255,928

Commitments and contingencies	—	—

Shareholders’ Equity
Common Stock, par value $.001: 20,000,000 shares authorized; 15,962,686 and 7,845,182 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	16	8
Additional paid-in-capital	226,796	78,204
Retained earnings	28,714	20,384
Accumulated other comprehensive income, net of tax	1,770	900

Total Shareholders’ Equity	257,296	99,496

Total Liabilities and Shareholders’ Equity	$2,248,747	$1,355,424

FIRST FOUNDATION INC.

CONSOLIDATED INCOME STATEMENTS - Unaudited

(in thousands, except share and per share amounts)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Interest income:
Loans	$15,634	$11,404	$41,097	$31,735
Securities	1,107	799	2,744	1,741
FHLB Stock, fed funds sold and deposits	367	181	1,418	514

Total interest income	17,108	12,384	45,259	33,990

Interest expense:
Deposits	1,328	953	3,366	2,595
Borrowings	319	284	1,137	682

Total interest expense	1,647	1,237	4,503	3,277

Net interest income	15,461	11,147	40,756	30,713
Provision for loan losses	570	—	1,473	235

Net interest income after provision for loan losses	14,891	11,147	39,283	30,478

Noninterest income:
Asset management, consulting and other fees	5,870	5,812	17,642	16,053
Other income	998	925	1,850	2,651

Total noninterest income	6,868	6,737	19,492	18,704

Noninterest expense:
Compensation and benefits	10,870	8,764	29,440	25,278
Occupancy and depreciation	2,561	1,867	6,486	5,499
Professional services and marketing costs	1,481	1,192	4,051	4,540
Other expenses	2,044	1,272	4,311	4,195

Total noninterest expense	16,956	13,095	44,288	39,512

Income before taxes on income	4,803	4,789	14,487	9,670
Taxes on income	2,041	2,130	6,157	4,282

Net income	$2,762	$2,659	$8,330	$5,388

Net income per share:
Basic	$0.22	$0.34	$0.87	$0.70
Diluted	$0.21	$0.32	$0.84	$0.66
Shares used in computation:
Basic	12,623,924	7,735,350	9,534,056	7,734,372
Diluted	13,074,935	8,240,424	9,926,445	8,188,633

FIRST FOUNDATION INC.

SELECTED FINANCIAL INFORMATION - Unaudited

(in thousands, except share and per share amounts)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Selected Income Statement Data:
Net interest income	$15,461	$11,147	$40,756	$30,713
Provision for loan losses	570	—	1,473	235
Noninterest Income:
Asset management, consulting and other fees	5,870	5,812	17,642	16,053
Other	998	925	1,850	2,651
Noninterest expense	16,956	13,095	44,288	39,512
Income before taxes	4,803	4,789	14,487	9,670
Net income	2,762	2,659	8,330	5,388
Net income per share:
Basic	$0.22	$0.34	$0.87	$0.70
Diluted	0.21	0.32	0.84	0.66
Selected Performance Ratios:
Return on average assets - annualized	0.59%	0.87%	0.68%	0.63%
Return on average equity - annualized	5.8%	11.5%	8.1%	7.9%
Net yield on interest-earning assets	3.43%	3.73%	3.45%	3.68%
Efficiency ratio (2)	75.9%	73.1%	73.5%	77.6%
Noninterest income as a % of total revenues	30.8%	37.8%	32.4%	37.8%
Other Information:
Loan originations	$213,489	$150,386	$626,128	$389,890
Charge-offs to average loans - annualized	0.00%	—%	0.03%	—%

	September 30, 2015	December 31, 2014
Selected Balance Sheet Data:
Cash and cash equivalents	$206,338	$29,692
Loans, net of deferred fees	1,536,005	1,166,392
Allowance for loan and lease losses (“ALLL”)	(11,300)	(10,150)
Total assets	2,248,747	1,355,424
Noninterest-bearing deposits	322,859	246,137
Interest-bearing deposits	998,668	716,817
Borrowings - FHLB Advances	660,000	263,000
Borrowings – term note	—	19,886
Shareholders’ equity	257,296	99,496
Selected Capital Data:
Tangible common equity to tangible assets(1)	11.34%	7.33%
Tangible book value per share(1)	$15.96	$12.66
Shares outstanding at end of period	15,962,686	7,845,182
Other Information:
Assets under management (end of period)	$3,294,677	$3,221,674
Number of employees	269	211
Loan to deposit ratio	123.6%	118.9%
Nonperforming assets to total assets	0.29%	0.11%
Ratio of ALLL to loans(3)	0.76%	0.87%

(1)	Tangible common equity, (also referred to as tangible book value) and tangible assets, are equal to common equity and assets, respectively, less $2.5 million and $0.2 million of intangible assets as of September 30, 2015 and December 31, 2014, respectively.
(2)	The efficiency ratio is the ratio of noninterest expense to the sum of net interest income and noninterest income.
(3)	This ratio excludes loans acquired in an acquisition as GAAP requires estimated credit losses for acquired loans to be recorded as discounts to those loans.

FIRST FOUNDATION INC.

SEGMENT REPORTING - Unaudited

(in thousands)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Banking:
Interest income	$17,108	$12,384	$45,259	$33,990
Interest expense	1,509	1,014	3,829	2,753

Net interest income	15,599	11,370	41,430	31,237
Provision for loan losses	570	—	1,473	235
Noninterest income	1,839	967	4,501	2,780
Noninterest expense	11,653	8,216	28,138	22,773

Income before taxes on income	$5,215	$4,919	$16,320	$12,923

Wealth Management:
Noninterest income	$5,171	$5,113	$15,426	$14,400
Noninterest expense	4,685	4,351	13,950	13,576

Income before taxes on income	$486	$762	$1,476	$824

Other and Eliminations:
Interest income	$—	$—	$—	$—
Interest expense	138	223	674	524

Net interest income	(138)	(223)	(674)	(524)
Noninterest income	(142)	(141)	(435)	(390)
Noninterest expense	618	528	2,200	3,163

Income before taxes on income	$(898)	$(892)	$(3,309)	$(4,077)

FIRST FOUNDATION INC.

ROLLING INCOME STATEMENTS - Unaudited

(in thousands)

	For the Quarter Ended
	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015
Interest income:
Loans	$11,404	$12,405	$12,101	$13,362	$15,634
Securities	799	804	815	822	1,107
FHLB Stock, fed funds sold and deposits	181	199	242	809	367

Total interest income	12,384	13,408	13,158	14,993	17,108

Interest expense:
Deposits	953	991	923	1,115	1,328
Borrowings	284	316	364	454	319

Total interest expense	1,237	1,307	1,287	1,569	1,647

Net interest income	11,147	12,101	11,871	13,424	15,461

Provision for loan losses	—	—	150	753	570

Net interest income after provision for loan losses	11,147	12,101	11,721	12,671	14,891

Noninterest income:
Asset management, consulting and other fees	5,812	5,745	5,850	5,922	5,870
Other income	925	300	354	498	998

Total noninterest income	6,737	6,045	6,204	6,420	6,868

Noninterest expense:
Compensation and benefits	8,764	8,272	9,180	9,390	10,870
Occupancy and depreciation	1,867	1,826	1,957	1,968	2,561
Professional services and marketing costs	1,192	1,455	1,058	1,512	1,481
Other expenses	1,272	1,442	1,163	1,104	2,044

Total noninterest expense	13,095	12,995	13,358	13,974	16,956

Income before taxes on income	4,789	5,151	4,567	5,117	4,803
Taxes on income	2,130	2,145	1,941	2,175	2,041

Net income	$2,659	$3,006	$2,626	$2,942	$2,762

Net income per share:
Basic	$0.34	$0.39	$0.33	$0.36	$0.22
Diluted	$0.32	$0.37	$0.32	$0.35	$0.21
Shares used in computation:
Basic	7,735,350	7,744,940	7,855,457	8,070,386	12,623,924
Diluted	8,240,424	8,195,144	8,211,145	8,425,029	13,074,935

FIRST FOUNDATION INC.

SELECTED INFORMATION: INTEREST MARGIN - Unaudited

(in thousands)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Average Balances:
Loans	$1,562,960	$1,038,829	$1,378,191	$978,725
Securities	190,107	133,430	154,538	96,111
Deposits	1,298,268	906,865	1,120,730	855,415
Borrowings	334,022	206,320	334,260	178,709

Average Yield / Rate
Loans	4.00%	4.39%	3.98%	4.33%
Securities	2.33%	2.37%	2.37%	2.42%
Deposits	0.41%	0.42%	0.40%	0.41%
Borrowings	0.38%	0.55%	0.45%	0.51%

Net Interest Rate Spread	3.30%	3.58%	3.33%	3.54%

Net Yield on Interest-earning Assets	3.43%	3.73%	3.45%	3.68%